UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 4, 2010

ARIA INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-142076	26-1650042
(Commission File Number)	(IRS Employer Identification No.)

4821 29th Street North, Arlington, VA	22207
(Address of principal executive offices)	(Zip Code)

(703) 835-9693

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Pursuant to the provisions of a Loan and Stock Purchase Agreement, dated as of January 4, 2010 (the “Loan and Purchase Agreement”), Regent Private Capital, LLC, a principal shareholder of the Registrant (“Regent”), provided a loan in the principal amount of $200,000 to the Registrant (the “Loan”). The Loan, which matures on the earlier of (i) the date on which the Registrant has raised an aggregate of at least $2,000,000 in gross proceeds, in one or more financing transactions commencing on January 4, 2010, whether equity, debt or otherwise; or (ii) April 5, 2010, accrues interest at a rate of 12% per annum, and is evidenced by a promissory note, dated as of January 4, 2010 (the “Note”). Under the terms and conditions of the Loan and Purchase Agreement, Regent has the right to assign its right, title and interest in and to the Loan to certain affiliates of Regent (the “Regent Affiliates”).

Additionally, pursuant to the provisions of the Loan and Purchase Agreement, the Registrant agreed to issue an aggregate of 6,000,000 shares of the Registrant’s common stock, par value $0.0001 per share, to Regent and/or the Regent Affiliates (the “Purchased Shares”). The purchase price payable for such shares of common stock is $0.0001 per share for an aggregate purchase price of $600.

The foregoing description of the Loan and Purchase Agreement and the Note is only a summary and is qualified in its entirety by reference to the Loan and Purchase Agreement and the Note, copies of which are attached as exhibits to this current report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 4, 2010 the Registrant secured the Loan from Regent described in Item 1.01 above which created a direct financial obligation of the Registrant.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 above, the Registrant has agreed to issue the Purchased Shares pursuant to the provisions of the Loan and Purchase Agreement. The Purchased Shares are being offered and sold in reliance on the private placement exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has relied on this exemption based on the fact that (i) there are a limited number of recipients of the Purchased Shares; (ii) all such recipients are “accredited investors” (as such term is defined in Regulation D promulgated under the Securities Act) and (iii) the Registrant has or will have obtained representations from all recipients indicating that they are acquiring the Purchased Shares for investment only. The Purchased Shares are not registered under the Securities Act, and therefore may not be offered or sold absent registration or an applicable exemption from registration.

Item 9.01	Financial Statements and Exhibits

Exhibit No.:	Description:
4.5	Promissory Note dated as of January 4, 2010

10.8	Loan and Stock Purchase Agreement, dated as of January 4, 2010, between Aria International Holdings, Inc. and Regent Private Capital , LLC

SIGNATURES

ARIA INTERNATIONAL HOLDINGS, INC.

Date: January 7, 2010	By:	/s/ Michael A. Crosby
Michael A. Crosby
Chief Executive Officer